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                                                             EXHIBIT 23(Q)

                      INDEPENDENT AUDITOR'S CONSENT

  We consent to the use in this Amendment No. 1 to the Registration Statement of United Rentals (North America), Inc. on Form S-4 of our report dated February 26, 1998, on our audit of the Financial Statements of Industrial Lift, Inc., as of December 31, 1997 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ Schalleur & Surgent, LLC

December 16, 1998